Exhibit 99.1
                                                                    ------------


               List of transactions in the Company Ordinary Shares
               ---------------------------------------------------

                                    Amount of    Amount of       Approximate
                                      Shares       Shares         Price per
  Date               Security         Bought        Sold            Share
  ----               --------       ---------    ---------       -----------

March 23, 2005    Ordinary Shares    477,900                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares    112,100                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares     27,400                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares     19,500                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares    236,300                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares     11,800                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares     31,000                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares     22,000                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares    267,000                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares    140,000                  (pound)2.800 (1)
March 23, 2005    Ordinary Shares    540,000                  (pound)2.800 (1)
  May 10, 2005    Ordinary Shares                 12,300      (pound)3.340 (1)
  May 10, 2005    Ordinary Shares                 97,700      (pound)3.340 (1)
  May 10, 2005    Ordinary Shares                 19,400      (pound)3.340 (1)
  May 10, 2005    Ordinary Shares                 19,800      (pound)3.340 (1)
  May 10, 2005    Ordinary Shares                    800      (pound)3.340 (1)
  May 12, 2005    Ordinary Shares                 73,600      (pound)3.340 (1)
  May 12, 2005    Ordinary Shares                  4,900      (pound)3.340 (1)
  May 12, 2005    Ordinary Shares                118,500      (pound)3.340 (1)
  May 12, 2005    Ordinary Shares                584,500      (pound)3.340 (1)
  May 12, 2005    Ordinary Shares                116,500      (pound)3.340 (1)



(1) These transactions in Ordinary Shares were effected by Funds other than Windmill.